Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated August 15, 2025, relating to the financial statements of Cantor Equity Partners V, Inc. as of and for the years ended December 31, 2024 and 2023, appearing in the Registration Statement on Form S-1, File No. 333-289666.

/s/ WithumSmith+Brown, PC

New York, New York

November 3, 2025